EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Stronger-Than-Expected Results for Fiscal Year 2016

GAAP Net Revenue Grew 31% to $1.414 Billion

Non-GAAP Net Revenue was $1.561 Billion

GAAP Net Loss Narrowed to $0.10 Per Diluted Share

Non-GAAP Net Income Was $1.96 Per Diluted Share

New York, NY — May 18, 2016 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported stronger-than-expected financial results for its fourth quarter and fiscal year 2016, ended March 31, 2016, and provided its initial financial outlook for its first quarter and fiscal year 2017.

Fiscal Fourth Quarter 2016

GAAP Financial Results

For fiscal fourth quarter 2016, GAAP net revenue grew to $377.2 million, as compared to $300.1 million for fiscal fourth quarter 2015.  GAAP net income increased to $46.4 million, or $0.48 per diluted share, as compared to GAAP net loss of $242.8 million, or $2.99 per diluted share, for the year-ago period.  GAAP net income for fiscal fourth quarter 2016 reflects $14.2 million in tax benefits related to video game development costs.  GAAP net revenue from digitally-delivered content grew 35% year-over-year to $194.8 million.

During fiscal fourth quarter 2016, the Company’s cash and short-term investments balance increased to $1.270 billion as of March 31, 2016, up from $1.215 billion as of December 31, 2015.

Non-GAAP Financial Results

For fiscal fourth quarter 2016, Non-GAAP net revenue was $342.5 million, as compared to $427.7 million for fiscal fourth quarter 2015, which had benefited from the launch of Evolve™ and ongoing sales from the Company’s more extensive holiday 2014 release slate.  Non-GAAP net income was $51.7 million, or $0.46 per diluted share, as compared to $54.3 million, or $0.49 per diluted share, for the year-ago period.  Non-GAAP net income for fiscal fourth quarter 2016 reflects $5.4 million in tax benefits related to video game development costs.

The largest contributors to Non-GAAP net revenue in fiscal fourth quarter 2016 were Grand Theft Auto V® and Grand Theft Auto Online, NBA® 2K16, XCOM® 2 and WWE® 2K16.  Non-GAAP net revenue from digitally-delivered content grew 12% year-over-year to $226.6 million, led by Grand Theft Auto, NBA 2K, XCOM 2, and WWE 2K.  Revenue from recurrent consumer spending (virtual currency, downloadable add-on content and online games) grew 15% year-over-year and accounted for 55% of Non-GAAP net revenue from digitally-delivered content, or 37% of total Non-GAAP net revenue.  Catalog sales accounted for $211.3 million of Non-GAAP net revenue led by the Grand Theft Auto and Borderlands series.

Fiscal Year 2016

GAAP Financial Results

For fiscal year 2016, GAAP net revenue increased to $1.414 billion, as compared to $1.083 billion for fiscal year 2015.  GAAP net loss narrowed to $8.3 million, or $0.10 per diluted share, as compared to $279.5 million, or $3.48 per diluted share, for the prior fiscal year.  GAAP net loss for fiscal year 2016 reflects business reorganization charges of $71.3 million, partially offset by $37.8 million in tax benefits related to video game development costs.  GAAP net revenue from digitally-delivered content grew 53% year-over-year to a record $697.7 million

Non-GAAP Financial Results

For fiscal year 2016, Non-GAAP net revenue was $1.561 billion, as compared to $1.669 billion for fiscal year 2015, which had benefited from a more extensive release slate.  Non-GAAP net income was $218.3 million, or $1.96 per diluted share, as compared to $219.2 million, or $1.98 per diluted share, for the prior fiscal year.  Non-GAAP net income for fiscal year 2016 reflects $37.6 million in tax benefits related to video game development costs.

The largest contributors to Non-GAAP net revenue in fiscal year 2016 were Grand Theft Auto V and Grand Theft Auto Online, NBA 2K16, WWE 2K16, NBA 2K15, and XCOM 2.  Non-GAAP net revenue from digitally-delivered content grew 36% year-over-year to a record $835.2 million, led by Grand Theft Auto, NBA 2K, Borderlands, XCOM 2 and WWE 2K.  Revenue from recurrent consumer spending grew 33% year-over-year and accounted for 48% of Non-GAAP net revenue from digitally-delivered content, or 26% of total Non-GAAP net revenue.

Management Comments

“Fiscal 2016 marked the third consecutive year of stronger-than-expected Non-GAAP revenues and profits for Take-Two,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “Our results were driven by the continued extraordinary performance of Grand Theft Auto V, ongoing momentum in our NBA 2K and WWE 2K series, the successful launch of XCOM 2, and our highest-ever revenue from recurrent consumer spending.

“Fiscal 2017 is poised to be another strong year for Take-Two, with anticipated Non-GAAP earnings in excess of $1.00 per share.  Our diverse lineup includes the new intellectual property Battleborn, which we released earlier this month, and the eagerly anticipated upcoming launches of Mafia III, Sid Meier’s Civilization VI, NBA 2K17 and WWE 2K17.  We plan to support these titles with innovative offerings designed to promote ongoing engagement and drive recurrent consumer spending.  Looking ahead, we expect to grow Non-GAAP revenues and earnings in fiscal 2018, based on our robust development plan that extends well beyond the current fiscal year.  Rockstar Games is of course hard at work on some exciting future projects that will be revealed soon.”

Business and Product Highlights

Since January 1, 2016:

Rockstar Games:

•                  Released new free content updates for Grand Theft Auto Online, including:

•                  A May 3, 2016 update featuring the new ‘In & Out’ Adversary Mode and more.

•                  GTA Online Lowriders: Custom Classics, featuring two new upgradeable muscle cars plus an additional upgrade style for an existing lowrider, new weapons, clothing and tattoos, as well as the “Sumo” Adversary Mode.

•                  Grand Theft Auto Online: Be My Valentine, featuring an updated Albany Roosevelt classic car, new clothes and accessories, the couples-based “Till Death Do Us Part” Adversary Mode, along with the return of all content from the previous Valentine’s Day update.

•                  A January 28, 2016 update featuring the new “Drop Zone” Adversary Mode, two new high-end vehicles and additional improvements to Grand Theft Auto Online.

•                  Released Grand Theft Auto: Liberty City Stories for Android devices.  Originally designed with mobile gameplay in mind, Grand Theft Auto: Liberty City Stories is also available for select iOS devices.

•                  Rockstar Games also is hard at work on some exciting future projects that will be revealed soon.

2K:

•                  Entered into a new multi-year partnership agreement with WWE granting 2K the exclusive worldwide rights to develop and publish WWE video game properties across all major platforms and distribution channels.

•                  Launched Battleborn™, a groundbreaking new title from the creators of Borderlands at Gearbox Software, on PlayStation 4, Xbox One and PC.  Battleborn is being supported with a rich array of both free and paid additional content, including a Season Pass, as well as the free-to-play Battleborn Tap companion App, which mirrors the game’s progression and loot system.

•                  Launched the physical release of Tales from the Borderlands, the critically acclaimed and award-winning episodic adventure game from Telltale Games, on PlayStation 4, PlayStation 3, Xbox One, Xbox 360 and PC.

•                  Released WWE 2K16 on Windows PC.  Developed collaboratively by Yukes and Visual Concepts, WWE 2K16 is being supported with downloadable add-on content, including a Season Pass, and is also available on Xbox One, Xbox 360, PlayStation 4 and PlayStation 3.

•                  Launched XCOM 2, the sequel to the Game of the Year award-winning strategy title XCOM: Enemy Unknown, for PC.  Developed by Firaxis Games, XCOM 2 received outstanding review scores, with IGN awarding it a 9.3 out of 10 and saying, “XCOM 2 is an amazing game”, along with PC Gamer writing, “We’ll play this forever,” and awarding it a 94% out of 100%. Game Informer Magazine also wrote that XCOM 2 is “one of the deepest and most rewarding strategy games on the market” and awarded it a 9.5 out of 10.  XCOM 2 is being supported with an array of downloadable add-on content, including the now available Anarchy’s Children and Alien Hunters packs, adding even more customization options and replayability.

•                  Announced that Sid Meier’s Civilization VI, the next entry in the award-winning turn-based strategy franchise that has sold-in over 34 million units, is currently in development for PC at Firaxis Games and planned for launch on October 21, 2016.  Sid Meier’s Civilization VI will offer players new ways to engage with their world, advance their culture, expand their empire across the map, and play amongst history’s greatest leaders to build a civilization that will stand the test of time.

•                  Announced that Mafia® III, the next installment in 2K’s successful organized crime series that is currently in development at Hangar 13, is planned for launch on October 7, 2016 for Xbox One, PlayStation 4 and PC.  Collector’s, deluxe and standard editions of Mafia III will be available for all three platforms, and those who pre-order any edition of Mafia III will receive the Family Kick-Back, which includes three exclusive vehicles and weapons available to players at launch.

Financial Outlook for Fiscal 2017

Take-Two is providing its initial financial outlook for its fiscal first quarter ending June 30, 2016 and fiscal year ending March 31, 2017 as follows:

	First Quarter Ending 6/30/2016	Fiscal Year Ending 3/31/2017

Non-GAAP net revenue	$225 to $260 Million	$1.5 to $1.6 Billion

Non-GAAP net income (loss) per diluted share (1)	($0.40) to ($0.30)	$1.00 to $1.25

GAAP to Non-GAAP Reconciling Items (2):

Net effect from deferral in net revenues and related cost of goods sold	($1.39)	($3.64)

Stock-based compensation expense (3)	$0.14	$0.43

Non-cash amortization of discount on convertible notes	$0.05	$0.14

Non-cash tax expense	$0.01	$0.00

(1)                                 For the fiscal year ending March 31, 2017, our Non-GAAP net income per diluted share outlook is calculated using the “if-converted” method as a result of the issuances of our 1.75% Convertible Notes in November 2011 and 1.00% Convertible Notes in June 2013, and Non-GAAP diluted net income for the fiscal year is adjusted by adding-back $4.4 million related to coupon interest and debt issuance costs, net of tax.  Shares used to calculate our Non-GAAP net income per diluted share outlook are as follows:

Weighted average basic shares	86.5 Million	92.5 Million
Add: Weighted average participating shares	—	2.5 Million
Add: Potential Dilution from convertible notes	—	22.0 Million
Total weighted average diluted shares	86.5 Million	117.0 Million

(2)                                 All GAAP to Non-GAAP reconciling items are net of tax and per share.

(3)                                 The Company’s stock-based compensation expense for the periods above includes the cost of approximately 0.9 million restricted stock units previously granted to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of the Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these new-generation systems while continuing to leverage opportunities on the Xbox 360, PlayStation 3 and PC; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since January 1, 2016:

Label	Title	Platforms	Release Date
2K	WWE 2K16: Future Stars Pack (DLC)	Xbox 360, Xbox One, PS3, PS4	January 26, 2016
2K	XCOM 2	PC, Mac, Linux	February 5, 2016
Rockstar Games	Grand Theft Auto: Liberty City Stories	Android	February 11, 2016
2K	WWE 2K16: 2015 Hall of Fame Showcase (DLC)	Xbox 360, Xbox One, PS3, PS4	February 23, 2016
2K	WWE 2K16	PC	March 11, 2016
2K	XCOM 2: Anarchy’s Children (DLC)	PC, Mac, Linux	March 17, 2016
2K	XCOM: Enemy Unknown Plus	PlayStation Vita	March 22, 2016
2K	Civilization Revolution 2 Plus	PlayStation Vita	March 29, 2016
2K	Tales from the Borderlands	Xbox 360, Xbox One, PS3, PS4, PC	April 26, 2016
2K	Battleborn	Xbox One, PS4, PC	May 3, 2016
2K	Battleborn Tap	iOS, Android	May 3, 2016
2K	XCOM 2: Alien Hunters (DLC)	PC	May 12, 2016

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
2K	NBA 2K17	Xbox 360, Xbox One, PS3, PS4, PC	September 2016
2K	Mafia III	Xbox One, PS4, PC	October 7, 2016
2K	Sid Meier’s Civilization VI	PC	October 21, 2016
2K	WWE 2K17	TBA	October 2016

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance.  The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude the following Non-GAAP items, net of applicable taxes, as discussed below:

•                  Net effect from deferral in net revenues and related cost of goods sold - the Company defers revenue and related costs from the sale of certain titles when our post-contract customer support obligations are determined to be significant and we cannot establish fair value for that deliverable.  The Company also defers revenue from the sale of virtual currency.  These amounts are deferred over the estimated remaining life of the game to which they pertain.  As there is no impact to the Company’s operating cash flow, management excludes the impact of deferred net revenue and related costs from its Non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  In addition, we believe that these Non-GAAP financial measures provide a more timely indication of trends in our business, provide comparability with the way our business is measured by analysts, and provide consistency with industry data sources.

•                  Stock-based compensation — the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Business reorganization — although the Company has incurred business reorganization expenses in the past, each charge relates to a discrete event based on a unique set of business objectives.  Management does not believe these charges reflect the Company’s primary business, ongoing operating results or future outlook. As such, the Company believes it is appropriate to exclude these expenses and related charges from its Non- GAAP financial measures.

•                  Non-cash amortization of discount on convertible notes — the Company records non-cash amortization of discount on convertible notes as interest expense in addition to the interest expense already recorded for coupon payments.  The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill — due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

•                  Gain on long-term investment, net — from time to time, the Company makes strategic investments.  The Company excludes the impact of any gains and losses on such investments from its Non-GAAP financial measures.

These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.  In the future, Take-Two may also consider whether other items should also be excluded in calculating the Non-GAAP financial measures used by the Company.  Management believes that the presentation of these Non-GAAP financial measures provides investors with additional useful information to measure Take-Two’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Take-Two by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook.  Internally, management may use these Non-GAAP financial measures in assessing the company’s operating results and in planning and forecasting.  In addition to the Non-GAAP financial measures provided in this press release, see the Company’s website for additional information regarding our non-GAAP results.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K. Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, and risks associated with international operations. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended March 31,		Twelve months ended March 31,
	2016	2015	2016	2015

Net revenue	$377,206	$300,089	$1,413,698	$1,082,938

Cost of goods sold:
Internal royalties	72,552	271,907	328,610	306,717
Software development costs and royalties	71,352	86,752	223,512	231,615
Product costs	46,554	39,389	200,206	178,810
Licenses	18,999	12,634	61,545	77,725
Total cost of goods sold	209,457	410,682	813,873	794,867

Gross profit (loss)	167,749	(110,593)	599,825	288,071

Selling and marketing	38,020	52,467	198,309	235,341
General and administrative	44,395	38,202	192,452	175,093
Research and development	33,308	35,157	119,807	115,043
Business reorganization	113	—	71,285	—
Depreciation and amortization	7,338	5,934	28,800	21,057
Total operating expenses	123,174	131,760	610,653	546,534
Income (loss) from operations	44,575	(242,353)	(10,828)	(258,463)
Interest and other, net	(6,257)	(7,204)	(30,205)	(31,893)
Gain on long-term investments, net	2,683	—	2,683	17,476
Income (loss) from operations before income taxes	41,001	(249,557)	(38,350)	(272,880)
(Benefit from) provision for income taxes	(5,398)	(6,766)	(30,048)	6,590
Net income (loss)	$46,399	$(242,791)	$(8,302)	$(279,470)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.54	$(2.99)	$(0.10)	$(3.48)

Diluted earnings (loss) per share	$0.48	$(2.99)	(0.10)	$(3.48)

Weighted average shares outstanding:
Basic	86,375	81,085	83,417	80,367
Diluted	114,496	81,085	83,417	80,367

Computation of Basic EPS:
Net income (loss)	$46,399	$(242,791)	$(8,302)	$(279,470)
Less: net income allocated to participating securities	(1,447)	—	—	—
Net income (loss) for basic EPS calculation	$44,952	$(242,791)	$(8,302)	$(279,470)

Weighted average shares outstanding - basic	86,375	81,085	$83,417	80,367
Less: weighted average participating shares outstanding	(2,694)	—	—	—
Weighted average common shares outstanding - basic	83,681	81,085	$83,417	80,367

Basic EPS	$0.54	$(2.99)	$(0.10)	$(3.48)

Computation of Diluted EPS:
Net income (loss)	$46,399	$(242,791)	$(8,302)	$(279,470)
Less: net income allocated to participating securities	(1,092)	—	—	—
Add: interest expense, net of tax, on Convertible Notes	8,172	—	—	—
Net income (loss) for diluted EPS calculation	$53,479	$(242,791)	$(8,302)	$(279,470)

Weighted average common shares outstanding - basic	83,681	81,085	83,417	80,367
Add: dilutive effect of common stock equivalents	28,121	—	—	—
Weighted average common shares outstanding - diluted	111,802	81,085	83,417	80,367

Diluted EPS	$0.48	$(2.99)	$(0.10)	$(3.48)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31,	March 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$798,742	$911,120
Short-term investments	470,820	186,929
Restricted cash	261,169	169,678
Accounts receivable, net of allowances of $45,552 and $70,471 at March 31, 2016 and 2015, respectively	168,527	217,860
Inventory	15,888	20,051
Software development costs and licenses	178,387	163,385
Deferred cost of goods sold	98,474	56,779
Prepaid expenses and other	53,269	54,057
Total current assets	2,045,276	1,779,859

Fixed assets, net	77,127	69,792
Software development costs and licenses, net of current portion	214,831	124,329
Deferred cost of goods sold, net of current portion	17,915	19,869
Goodwill	217,080	217,288
Other intangibles, net	4,609	4,769
Other assets	13,439	12,167
Total assets	$2,590,277	$2,228,073

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,448	$38,789
Accrued expenses and other current liabilities	607,479	444,738
Deferred revenue	582,484	482,733
Total current liabilities	1,220,411	966,260

Long-term debt	497,935	473,030
Non-current deferred revenue	216,319	164,618
Other long-term liabilities	74,227	61,077
Total liabilities	2,008,892	1,664,985
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 103,765 and 104,594 shares issued and 86,573 and 88,356 outstanding at March 31, 2016 and 2015, respectively	1,038	1,046
Additional paid-in capital	1,088,628	1,028,197
Treasury stock, at cost; 17,192 and 16,238 common shares at March 31, 2016 and 2015, respectively	(303,388)	(276,836)
Accumulated deficit	(166,997)	(158,695)
Accumulated other comprehensive loss	(37,896)	(30,624)
Total stockholders’ equity	581,385	563,088
Total liabilities and stockholders’ equity	$2,590,277	$2,228,073

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Twelve months ended March 31,
	2016	2015

Operating activities:
Net loss	$(8,302)	$(279,470)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	134,472	133,453
Depreciation and amortization	28,800	21,057
Amortization and impairment of intellectual property	160	344
Stock-based compensation	69,996	65,246
Deferred income taxes	(270)	2,279
Amortization of discount on Convertible Notes	23,457	22,026
Amortization of debt issuance costs	1,567	1,663
Gain on of long-term investments, net	(2,683)	(17,476)
Other, net	2,588	2,068
Changes in assets and liabilities:
Restricted cash	(91,491)	24,161
Accounts receivable	49,348	(164,717)
Inventory	3,809	9,729
Software development costs and licenses	(219,217)	(188,772)
Prepaid expenses, other current and other non-current assets	(12,272)	5,398
Deferred revenue	152,325	568,028
Deferred cost of goods sold	(41,144)	(70,788)
Accounts payable, accrued expenses and other liabilities	170,162	78,585
Net cash provided by operating activities	261,305	212,814

Investing activities:
Change in bank time deposits	(182,383)	(87,500)
Purchase of fixed assets	(37,280)	(49,501)
Sale and maturities of available for sale securities	43,314	—
Purchase of available for sale securities	(150,501)	(100,116)
Cash received from the sale of long-term investment	2,683	21,976
Purchase of long-term investment	—	(5,000)
Other	(349)	—
Net cash used in investing activities	(324,516)	(220,141)

Financing activities:
Excess tax benefit from stock-based compensation	1,421	928
Tax payment related to net share settlements on restricted stock awards	(22,916)	—
Repurchase of common stock	(26,552)	—
Net cash (used in) provided by financing activities	(48,047)	928

Effects of foreign exchange rates on cash and cash equivalents	(1,120)	(17,881)

Net decrease in cash and cash equivalents	(112,378)	(24,280)
Cash and cash equivalents, beginning of year	911,120	935,400
Cash and cash equivalents, end of period	$798,742	$911,120

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO Non-GAAP MEASURES (Unaudited)

(in thousands, except per share amounts)

	Three months ended March 31,		Twelve months ended March 31,
	2016	2015	2016	2015
Net Revenues
GAAP Net Revenues	$377,206	$300,089	$1,413,698	$1,082,938
Net effect from deferral in net revenues	(34,694)	127,647	146,928	585,827
Non-GAAP Net Revenues	$342,512	$427,736	1,560,626	$1,668,765
Digital Online Revenues (included in Net Revenues above)
GAAP Digital Online Revenues	$194,798	$144,612	$697,658	$455,299
Net effect from deferral in digital online revenues	31,829	57,920	137,563	160,675
Non-GAAP Digital Online Revenues	$226,627	$202,532	$835,221	$615,974
Gross Profit
GAAP Gross Profit	$167,749	$(110,593)	$599,825	$288,071
Net effect from deferral in net revenues and related cost of goods sold	(11,043)	309,026	106,531	502,565
Stock-based compensation	2,388	6,059	15,323	17,121
Non-GAAP Gross Profit	159,094	$204,492	$721,679	$807,757
Income (Loss) from Operations
GAAP Income (Loss) from Operations	$44,575	$(242,353)	$(10,828)	$(258,463)
Net effect from deferral in net revenues and related cost of goods sold	(11,043)	309,026	106,531	502,565
Stock-based compensation	15,852	12,772	69,996	65,246
Impact of business reorganization	113	—	72,513	195
Non-GAAP Income from Operations	$49,497	$79,445	$238,212	$309,543

Net Income (Loss)
GAAP Net Income (Loss)	$46,399	$(242,791)	$(8,302)	$(279,470)
Net effect from deferral in net revenues and related cost of goods sold	(9,529)	279,554	92,370	451,749
Stock-based compensation	13,109	11,450	48,061	36,206
Gain on long-term investments, net	(2,683)	—	(2,683)	(9,999)
Impact of business reorganization	113	—	72,513	156
Non-cash amortization of discount on Convertible Notes	4,061	5,806	15,043	18,933
Non-cash tax expense	245	265	1,296	1,669
Non-GAAP Net Income	$51,715	$54,284	$218,298	$219,244
Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$0.48	$(2.99)	$(0.10)	$(3.48)
Non-GAAP earnings per share	$0.46	$0.49	$1.96	$1.98
Number of diluted shares used in computation
GAAP	114,496	81,085	83,417	80,367
Non-GAAP	114,496	114,034	114,161	113,951
Computation of Diluted GAAP EPS:
Net income (loss)	$46,399	$(242,791)	$(8,302)	$(279,470)
Less: net income allocated to participating securities	(1,092)	—	—	—
Add: interest expense, net of tax, on Convertible Notes	8,172	—	—	—
Net income (loss) for diluted EPS calculation	$53,479	$(242,791)	$(8,302)	$(279,470)
Weighted average shares outstanding - basic	86,375	81,085	83,417	80,367
Add: dilutive effect of common stock equivalents	28,121	—	—	—
Total weighted average shares outstanding - diluted	114,496	81,085	83,417	80,367
Less: weighted average participating shares outstanding	(2,694)	—	—	—
Weighted average common shares outstanding - diluted	111,802	81,085	83,417	80,367
Diluted earnings (loss) per share	$0.48	$(2.99)	$(0.10)	$(3.48)
Computation of Diluted Non-GAAP EPS:
Non-GAAP net income	$51,715	$54,284	$218,298	$219,244
Less: net income allocated to participating securities	(1,217)	(3,091)	(7,146)	(13,716)
Add: interest expense, net of tax, on Convertible Notes	1,390	1,375	5,579	5,515
Net income for diluted earnings per share calculation	$51,888	$52,568	$216,731	$211,043
Weighted average shares outstanding - basic	86,375	87,579	87,154	87,496
Add: dilutive effect of common stock equivalents	28,121	26,455	27,007	26,455
Total weighted average shares outstanding - diluted	114,496	114,034	114,161	113,951
Less: weighted average participating shares outstanding	(2,694)	(6,494)	(3,737)	(7,129)
Weighted average common shares outstanding - diluted	111,802	107,540	110,424	106,822

Diluted earnings per share	$0.46	$0.49	$1.96	$1.98

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Three Months Ended March 31, 2016		Three Months Ended March 31, 2015
	Amount	% of Total	Amount	% of Total

GAAP Net Revenues by Geographic Region
United States	$196,037	52%	$164,657	55%
International	181,169	48%	135,432	45%
Total GAAP net revenues	377,206	100%	300,089	100%

Change in Deferred Net Revenues
United States	$(4,159)		$61,941
International	(30,535)		65,706
Total changes in deferred net revenues	(34,694)		127,647

Non-GAAP Net Revenues by Geographic Region
United States	$191,878	56%	$226,598	53%
International	150,634	44%	201,138	47%
Total non-GAAP net revenues	$342,512	100%	$427,736	100%

	Three Months Ended March 31, 2016		Three Months Ended March 31, 2015
	Amount	% of Total	Amount	% of Total

GAAP Net Revenues by Distribution Channel
Physical retail and other	$182,408	48%	$155,477	52%
Digital online	194,798	52%	144,612	48%
Total GAAP net revenues	377,206	100%	300,089	100%

Change in Deferred Net Revenues
Physical retail and other	$(66,523)		$69,727
Digital online	31,829		57,920
Total changes in deferred net revenues	(34,694)		127,647

Non-GAAP Net Revenues by Distribution Channel
Physical retail and other	$115,885	34%	$225,204	53%
Digital online	226,627	66%	202,532	47%
Total non-GAAP net revenues	$342,512	100%	$427,736	100%

	Three Months Ended March 31, 2016		Three Months Ended March 31, 2015
	Amount	% of Total	Amount	% of Total
GAAP Net Revenues by Platform Mix
Console	$288,785	77%	$260,969	87%
PC and other	88,421	23%	39,120	13%
Total GAAP net revenues	377,206	100%	300,089	100%

Change in Deferred Net Revenues
Console	$(30,253)		$114,171
PC and other	(4,441)		13,476
Total changes in deferred net revenues	(34,694)		127,647

Non-GAAP Net Revenues by Platform Mix
Console	$258,532	75%	$375,140	88%
PC and other	83,980	25%	52,596	12%
Total non-GAAP net revenues	$342,512	100%	$427,736	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Twelve Months Ended March 31, 2016		Twelve Months Ended March 31, 2015
	Amount	% of Total	Amount	% of Total

GAAP Net Revenues by Geographic Region
United States	$742,963	53%	$623,080	58%
International	670,735	47%	459,858	42%
Total GAAP net revenues	1,413,698	100%	1,082,938	100%

Change in Deferred Net Revenues
United States	$97,770		$269,349
International	49,158		316,478
Total changes in deferred net revenues	146,928		585,827

Non-GAAP Net Revenues by Geographic Region
United States	$840,733	54%	$892,429	53%
International	719,893	46%	776,336	47%
Total non-GAAP net revenues	$1,560,626	100%	$1,668,765	100%

	Twelve Months Ended March 31, 2016		Twelve Months Ended March 31, 2015
	Amount	% of Total	Amount	% of Total

GAAP Net Revenues by Distribution Channel
Physical retail and other	$716,040	51%	$627,639	58%
Digital online	697,658	49%	455,299	42%
Total GAAP net revenues	1,413,698	100%	1,082,938	100%

Change in Deferred Net Revenues
Physical retail and other	$9,365		$425,152
Digital online	137,563		160,675
Total changes in deferred net revenues	146,928		585,827

Non-GAAP Net Revenues by Distribution Channel
Physical retail and other	$725,405	46%	$1,052,791	63%
Digital online	835,221	54%	615,974	37%
Total non-GAAP net revenues	$1,560,626	100%	$1,668,765	100%

	Twelve Months Ended March 31, 2016		Twelve Months Ended March 31, 2015
	Amount	% of Total	Amount	% of Total
GAAP Net Revenues by Platform Mix
Console	$1,167,623	83%	$881,516	81%
PC and other	246,075	17%	201,422	19%
Total GAAP net revenues	1,413,698	100%	1,082,938	100%

Change in Deferred Net Revenues
Console	$12,687		$564,794
PC and other	134,241		21,033
Total changes in deferred net revenues	146,928		585,827

Non-GAAP Net Revenues by Platform Mix
Console	$1,180,310	76%	$1,446,310	87%
PC and other	380,316	24%	222,455	13%
Total non-GAAP net revenues	$1,560,626	100%	$1,668,765	100%